Joint Filer Information

Names:	Summit Capital Management, LLC, Summit Capital Partners, LLC, Summit Special Situations Fund, LP, Farragut Partners LLC, John C. Rudolf

Address:	Summit Capital Management, LLC, Summit Capital Partners, LLC, Summit Special Situations Fund, LP, Farragut Partners LLC and John C. Rudolf
600 University Street, Suite 2304
Seattle, WA 98101

Designated Filer:	Summit Capital Management, LLC

Issuer and Ticker Symbol:	Veramark Technologies, Inc. [VERA.OB]

Statement for Issuer's Fiscal
Year Ended :	December 31, 2007

The undersigned, Summit Capital Partners, LLC, Summit Special Situations Fund, LP, Farragut Partners LLC and John C. Rudolf, are jointly filing the attached Annual Statement of Changes In Beneficial Ownership of Securities on Form 5 with Summit Capital Management, LLC with respect to the beneficial ownership of securities of Veramark Technologies, Inc.

Signatures:

SUMMIT CAPITAL PARTNERS, LLC

By:  /s/ John C. Rudolf
Name:  John C. Rudolf
Title:  Managing Member

SUMMIT SPECIAL SITUATIONS FUND, LP

By: Summit Capital Partners, LLC,
General Partner

By:  /s/ John C. Rudolf
Name:  John C. Rudolf
Title:  Managing Member

FARRAGUT PARTNERS LLC

By:  /s/ John C. Rudolf
Name:  John C. Rudolf
Title:  Managing Member

/s/ John C. Rudolf
John C. Rudolf